                         NOTICE OF GUARANTEED DELIVERY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)
           TO TENDER SHARES OF COMMON STOCK OR CLASS B COMMON STOCK
                                      OF
                        PEERLESS INDUSTRIAL GROUP, INC.
            PURSUANT TO THE OFFER TO PURCHASE DATED APRIL 17, 1997
                                      OF
                          R-B ACQUISITION CORPORATION
                         A WHOLLY OWNED SUBSIDIARY OF
                            R-B CAPITAL CORPORATION

  This Notice of Guaranteed Delivery, or one substantially equivalent to the attached form, must be used to accept the Offer (as defined below) if (i) certificates for shares of Common Stock, no par value per share or Class B Common Stock, no par value per share (collectively, the "Shares"), of Peerless Industrial Group, Inc. and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer (as defined in the Offer to Purchase) or (ii) the procedures for delivery of book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Depositary. See "3. Procedure for Tendering Shares" in the Offer to Purchase.

                       The Depositary for the Offer is:

                       HARRIS TRUST COMPANY OF NEW YORK

         By Hand:           By Overnight Courier:             By Mail:



 Receive Window 77 Water     77 Water Street, 4th     Wall Street Station P.O.
  Street, 5th Floor New    Floor New York, NY 10005    Box 1023 New York, NY
      York, NY 10005                                         10268-1023

             By Facsimile:                       Telephone Numbers:
            (212) 701-7636                  For information call collect
            (212) 701-7640                         (212) 701-7624
         Confirm by telephone
            (212) 701-7624

     (Eligible Institutions Only)

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature of a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  The financial institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such financial institution.

               THE GUARANTEE CONTAINED HEREIN MUST BE COMPLETED

Ladies and Gentlemen:

  The undersigned hereby tenders to R-B Acquisition Corporation (the "Purchaser"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 17, 1997 and the related Letter of Transmittal (which together constitute the Offer), receipt of which is hereby acknowledged, the number (indicated below) of Shares pursuant to the guaranteed delivery procedure set forth in "3. Procedure for Tendering Shares" of the Offer to Purchase.

Number of Shares being tendered hereby:       Shares of Common Stock

                                    Shares of Class B Common Stock

                                                       SIGN HERE:
Certificate No(s).
(if available):

-------------------------------------

                                          -------------------------------------

If Shares will be tendered by book-entry transfer:   (Signature(s))


Name of Tendering Institution _______     -------------------------------------
                                               (Name(s) of Record Holders)

Account No. _____________________  at                (Please Print)


[_] The Depository Trust Company          -------------------------------------
[_] Philadelphia Depository Trust Company               (Address)

                                          -------------------------------------
                                                       (Zip Code)

                                          -------------------------------------
                                              (Area Code and Telephone No.)

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, hereby guarantees to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) or an Agent's Message as defined in the Offer to Purchase in the case of a book-entry delivery, and any other required documents, all within three Nasdaq Stock Market trading days of the date hereof.

-------------------------------------
           (NAME OF FIRM)

                                          -------------------------------------
-------------------------------------            (AUTHORIZED SIGNATURE)
              (ADDRESS)


                                          -------------------------------------
-------------------------------------                    (NAME)
             (ZIP CODE)


                                          -------------------------------------
-------------------------------------                    (TITLE)
    (AREA CODE AND TELEPHONE NO.)


                                          -------------------------------------
DATED:                   , 1997


                DO NOT SEND STOCK CERTIFICATES WITH THIS FORM.
                   YOUR STOCK CERTIFICATES MUST BE SENT WITH
                          THE LETTER OF TRANSMITTAL.

  Questions and requests for assistance may be directed to the Information Agent at its address and telephone number listed below. Additional copies of this Offer to Purchase, the Letter of Transmittal and other tender offer materials may be obtained from the Information Agents as set forth below, and will be furnished promptly at Purchaser's expense. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning this Offer.

                           The Information Agent is:

                           MACKENZIE PARTNERS, INC.
                               156 FIFTH AVENUE
                              NEW YORK, NY 10010

                          CALL COLLECT (800) 322-2885